EXHIBIT 5.1

                  OPINION OF MORSE, ZELNICK, ROSE & LANDER, LLP

                       Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                            New York, New York 10022

                                 August 27, 2002

Infinite Group, Inc.
2364 Post Road
Warwick, Rhode Island 02886

Dear Sirs:

      We have acted as counsel to Infinite Group, Inc., a Delaware corporation (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by certain selling stockholders (as identified in the Registration Statement) of 1,965,918 shares of the Company's common stock, par value $.001 per share (the "Common Stock").

      In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Registration Statement, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that each share of Common Stock being offered has been, or, upon receipt of payment therefore as provided in the relevant warrant or convertible note, will be, duly and validly authorized and is legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm in the related prospectus under the heading "Legal Matters". In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Morse, Zelnick, Rose & Lander, LLP

                                        MORSE, ZELNICK, ROSE & LANDER, LLP